                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this Amendment No. 1 to registration statement on Form S-4 (File No. 333-54035) of our report (Coopers & Lybrand L.L.P. as predecessor to PricewaterhouseCoopers LLP) dated October 29, 1997 (except for Notes 2 and 3 as to which the dates are April 20, 1998 and March 20, 1998, respectively), on our audits of the financial statements of MTS Incorporated and Subsidiaries. We also consent to the reference to our firm under the caption "Independent Accountants."



                                          /s/ PricewaterhouseCoopers LLP



Sacramento, California
July 1, 1998